UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 20, 2010, Orion Marine Group, Inc. (the "Company") held its Annual Meeting of Shareholders (the “Meeting”).  As of March 30, 2010, the record date for the Meeting, there were 26,870,605 shares of common stock entitled to vote.  There were 24,669,234  shares present in person or represented by proxy at the Meeting which constituted a quorum for the transaction of business.  At the Meeting, the shareholders voted as indicated below on the following proposals:

1.           Election of directors to a three-year term of office expiring at the 2013 Annual Meeting ofShareholders.

Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Austin J. Shanfelter	23,479,953	260,124	5,461	923,696
Gene Stoever	23,519,146	220,931	5,461	923,696

Each nominee was elected as a director of Orion Marine Group, Inc.

2.           Ratification of the appointment of Grant Thornton LLP as the Company’s independent registeredpublic accounting firm for 2010.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
24,660,168	1,179	7,887	---

The shareholders approved Proposal 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: May 20, 2010	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer